Exhibit 99.13
(Text of graph posted to Ashland Inc.'s website concerning
Ashland Consumer Markets (Valvoline) lubricant sales gallons)

3 Month Rolling Average (in millions)*

	2005	2006	2007	2008	2009
January	13.1	13.1	12.3	13.2	10.6
February	12.9	13.2	12.7	13.1	11.2
March	14.1	14.7	13.9	14.0	12.6
April	15.1	15.0	14.5	14.7	13.7
May	16.0	15.6	14.8	14.6	14.3
June	16.0	15.0	14.5	14.6	15.2
July	15.4	14.7	15.0	14.0	15.4
August	15.0	14.4	14.9	14.4	15.7
September	14.7	13.7	14.4	14.5	14.1
October	14.5	14.0	14.0	13.6
November	13.7	13.2	13.8	12.3
December	12.8	12.8	13.3	11.0

*NOTE:  August and September 2007 information (and 3 and 12 month rolling averages that contain August and September 2007 information) is affected by the 13 month foreign reporting impact described on the Business Fundamentals page of this website.